EXHIBIT 5.1

                             WILLIAM S. CLARKE, P.A.
                                 ATTORNEY-AT-LAW
                      457 NORTH HARRISON STREET - SUITE 103
                           PRINCETON, NEW JERSEY 08540
                                   ----------

                            TELEPHONE: (609) 921-3663
                               FAX: (609) 921-3933

                                 April 25, 2001

ViaVid Broadcasting, Inc.
3955 Graveley Street
Burnaby, BC, Canada V5C 3T4

Gentlemen:

         I have acted as counsel for ViaVid Broadcasting, Inc. (the "Company") in connection with its Registration Statement under the Securities Act of 1933, as amended (File No. 333-[__________]) relating to 200,000 shares of the Company's Common Stock, $.001 per value (the "Stock"), issuable in connection with the consulting agreement dated April 12, 2001 with Doug Furth (the "Agreement").

         In my capacity as counsel to you, I have examined the original, certified, conformed photostats or xerox copies of all such agreements, certificates of public officials, certificates of officers, representatives of the Company and others and such other documents as I have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostat or duplicate copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

         On the basis of such examination, I advise you that, in my opinion the shares of Stock, when sold, issued and paid for in accordance with the terms of the Agreement, will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my firm in the prospectus forming a part of such Registration Statement.

                                                Very truly yours,

                                                William S. Clarke, P.A.

                                            By: /s/ William S. Clarke
                                                --------------------------------
                                                William S. Clarke